UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2015

ATLAS AIR WORLDWIDE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-16545	13-4146982
(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue

Purchase, New York 10577

(Address of principal executive offices, including zip code)

(914) 701-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Underwritten Public Offering of Convertible Senior Notes

On May 28, 2015, Atlas Air Worldwide Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and BNP Paribas Securities Corp., as managers of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”) to issue and sell $200 million aggregate principal amount of 2.25% Convertible Senior Notes due 2022 (the “Notes”) in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-204479) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). In addition, the Company granted the Underwriters the option to purchase, for a period beginning on June 3, 2015 and ending 12 calendar days thereafter, up to an additional $30 million aggregate principal amount of the Notes solely to cover over-allotments, which the Underwriters partially exercised on June 1, 2015, purchasing an additional $24.5 million aggregate principal amount of the Notes. The Company estimates that the proceeds from the Offering, after deducting fees and estimated expenses, will be approximately $218 million given the Underwriters’ partial exercise of the option to purchase $24.5 million aggregate principal amount of the Notes. The offer and sale of the Notes and underlying shares of common stock are subject to satisfaction of customary closing conditions. The offer and sale of the Notes and underlying shares of common stock are registered under the Securities Act pursuant to the Registration Statement.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The foregoing summary is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

The Notes are to be issued under an Indenture, to be dated June 3, 2015 (the “Base Indenture”), as supplemented by the first supplemental indenture to be dated June 3, 2015 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), relating to the issuance by the Company of the Notes, by and between the Company and Wilmington Trust, National Association, as trustee. The Notes will bear interest at a rate of 2.25% per year payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2015. The Notes will mature on June 1, 2022, unless earlier converted or repurchased in accordance with their terms. The form of Note is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 28, 2015, between the Company and Morgan Stanley & Co. LLC and BNP Paribas Securities Corp., as Managers of the several Underwriters.

4.1	Form of 2.25% Convertible Senior Note due 2022

5.1	Opinion of Ropes & Gray LLP, dated June 3, 2015.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

Date: June 3, 2015	By:	/s/ Adam R. Kokas
	Name:	Adam R. Kokas
	Title:	Executive Vice President, General Counsel, Secretary and Chief Human Resources Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 28, 2015, between the Company and Morgan Stanley & Co. LLC and BNP Paribas Securities Corp., as Managers of the several Underwriters.

4.1	Form of 2.25% Convertible Senior Note due 2022

5.1	Opinion of Ropes & Gray LLP, dated June 3, 2015.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).